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                                                                 Exhibit 23



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Donaldson, Lufkin & Jenrette, Inc.

We consent to the inclusion of our report dated June 27, 2000, on Form 11-K Annual Report relating to the financial statements of the 401(K) Retirement Savings Plan for Employees of Donaldson, Lufkin & Jenrette, Inc. (the "Plan") and supplemental schedules of the Plan included in the Plan's Annual Report for the year ended December 31, 1999.


/s/ KPMG LLP

June 27, 2000